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                                                                   Exhibit 4(d)

                               AMENDMENT NO. 1
                                     TO
                          RELIANCE ELECTRIC COMPANY
                         SAVINGS AND INVESTMENT PLAN

         This Amendment No. 1 is made this _______ day of _____________, 1995, by Reliance Electric Company (the "Company");

                                 WITNESSETH:
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         WHEREAS, effective March 1, 1978, the Company established the Reliance
Electric Company Savings and Investment Plan (the "Plan") for the benefit of its employees; and

         WHEREAS, the Company amended and restated the Plan on several occasions, most recently effective as of January 1, 1989; and

         WHEREAS, pursuant to Section 16.1 of the Plan, the Company reserved the right to amend the Plan; and

         WHEREAS, the Company now desires to amend the Plan in order to obtain a favorable determination letter from the Internal Revenue Service regarding the Plan's tax qualified status;

         NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the Company hereby amends the Plan, effective as of January 1, 1989, as follows:

         (1) Section 1.11 of Article 1 of the Plan is hereby amended by the deletion of subparagraph (a) of the second paragraph of said Section 1.11 in its entirety and the substitution in lieu thereof of a new subparagraph (a) to read as follows:

                "(a) remuneration which is received by an Employee in cash or in kind for the performance of services as an Employee for the Employer and which must be reported as wages on the Employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction contributions which are excluded from the taxable income of the Employee under Code Sections 125, 402(a)(8) and

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         402(h)(1)(B) and shall be reduced by all of the following amounts even if they are taxable to the Employee:

                (A) expense reimbursements, expense allowances or moving expenses;

                (B)     cash and noncash fringe benefits and welfare benefits;
                        and

                (C)     deferred compensation; and"

         (2) Section 1.28 of Article 1 of the Plan is hereby amended by the addition at the end of said Section 1.28 of a new paragraph to read as follows:

                "Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if:

                (a) such Leased Employee is covered under a money purchase pension plan which provides the following:

                        (i) a nonintegrated employer contribution formula of at least ten percent (10%) of a participant's Total Remuneration, as defined in Section 1.50 hereof, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the employee's gross income pursuant to Sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

                        (ii) immediate participation in said money purchase pension plan; and

                        (iii) full and immediate vesting under said money
                              purchase pension plan; and

                (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated employees."

         (3) Section 1.50 of Article 1 of the Plan is hereby amended by the deletion of the second sentence of said Section 1.50 in its entirety and the substitution in lieu thereof of a new sentence to read as follows:

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         "Total Remuneration shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code."

         (4) Article 1 of the Plan is hereby amended by the addition at the end thereof of a new Section 1.58 to read as follows:

              "1.58 "Highly Compensated Employee" means an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference. A Highly Compensated Employee is described for informational purposes herein as an Employee during a Plan Year if either:

                (a)     during the preceding Plan Year, he:

                        (i) was at any time a five percent (5%) or more actual or constructive owner of a member of the Employer;

                        (ii) received Total Remuneration from the Employer greater than Seventy-Five Thousand Dollars ($75,000.00) (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate);

                        (iii) received Total Remuneration from the Employer
                              greater than Fifty Thousand Dollars
                              ($50,000.00) (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate) and was in the "top paid group" of Employees of the Employer for such Plan Year; or

                        (iv) was at any time an officer of the Employer and received Total Remuneration greater than Forty-Five Thousand Dollars ($45,000.00) or, if greater, fifty percent (50%) of the amount specified in Section 415(b)(1)(A) of the Code for such Plan Year (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate); or

                (b)     during the current Plan Year, he either:

                        (i) was at any time a five percent (5%) or more actual or constructive owner of the Employer; or

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                        (ii)  was one of the one hundred (100) highest paid
                              Employees of the Employer for the current Plan Year and meets the requirements of (a)(ii),
                              (a)(iii) or (a)(iv) above for the current Plan
                              Year.

         For purposes of determining the members of the "top paid group" under subsection (a)(iii) above, an Employee is a member of the top paid group for any Plan Year if for such Plan Year the Employee is a member of a group consisting of the top paid twenty percent (20%) of Employees of the Employer ranked on the basis of Total Remuneration from the Employer paid during the Plan Year. In determining the members of the top paid group, the following Employees shall be excluded:

                (A) Employees who have not completed six (6) months of service;

                (B) Employees who normally work less than seventeen and one-half (17-1/2) hours per week;

                (C)     Employees who normally work during not more than six
                        (6) months during any year;

                (D)     Employees who have not attained age twenty-one (21);

                (E) except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer; and

                (F) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section
                        911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subsections (A), (B), (C), or (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subsection.

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         For purposes of determining the number and identity of "officers" in subsection (a)(iv) above:

                (1) The total number of Employees treated as officers shall be limited to the lesser of:

                        (I)    fifty (50); or

                        (II) the greater of three (3) Employees or ten percent (10%) of all Employees of the Employer; but

                (2) If no Employee would be described as an officer pursuant to subsection (a)(iv), the highest paid officer shall be treated as described in such subsection.

         A Highly Compensated Former Employee is described for informational purposes herein as a former Employee if either:

                (a) such former Employee was a Highly Compensated Employee when such former Employee terminated his employment; or

                (b) such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

         If any individual is a member of the family of a five percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten
(10) Highly Compensated Employees paid the greatest Total Remuneration by the Employer during the Plan Year, then for purposes of any Section of this Plan which uses the term Highly Compensated Employee, (A) such individual shall not be considered a separate Employee, and (B) any such Total Remuneration paid to such individual by the Employer (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf
of) the Highly Compensated Employee. For purposes of the foregoing, the word "family" shall mean, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Notwithstanding the

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foregoing, for purposes of Section 1.11 of the Plan, the word "family" shall only include the Employee's spouse and lineal descendants under age nineteen
(19)."

         (5) Section 4.08 of Article 4 of the Plan is hereby amended by the deletion of subparagraph (i)(d) of the third paragraph of said Section 4.08 in its entirety and the substitution in lieu thereof of a new subparagraph (i)(d) to read as follows:

               "(d) unless the provisions of this subparagraph (d) cease to be required by the Code, amounts allocated, in taxable years beginning after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
                        Section 419(e) of the Code, maintained by an Employer."

         (6) Section 4.08 of Article 4 of the Plan is hereby amended by the deletion of subparagraph (d)(iv) of the third paragraph of said Section 4.08 in its entirety and the substitution in lieu thereof of a new subparagraph (d)(iv) to read as follows:

               "(iv) "Benefit Plan Fraction" means a fraction, the numerator of which is the projected annual benefit of the Participant under all Benefit Plans (whether or not terminated), determined as of the close of the Plan Year, and the denominator of which is the lesser of:
                        (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for said Plan Year, or (b) the product of 1.4

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                        MULTIPLIED by the amount which may be taken
                        into account under Section 415(b)(1)(B) of the Code with respect to such Participant for said Plan Year."

         (7) Section 4.08 of Article 4 of the Plan is hereby amended by the deletion of subparagraph (d)(vi) of the third paragraph of said Section 4.08 in its entirety and the substitution in lieu thereof of a new subparagraph (d)(vi) to read as follows:

               "(vi) "Contribution Plan Fraction" means a fraction, the numerator of which is the sum of the Annual
                        Additions to the Participant's Accounts under all Contribution Plans (whether or not terminated), as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for said Plan Year and each prior year of service: (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or (b) the product of 1.4 multiplied by the amount which may be taken into account under 415(c)(1)(B) of the Code with respect to such Participant."

         (8) Section 4.09 of Article 4 of the Plan is hereby amended by the deletion of said Section 4.09 in its entirety and the substitution in lieu thereof of a new Section 4.09 to read as follows:

                        "4.09  Notwithstanding the foregoing provisions of
               this Article, the Employer may contribute to the Trust Fund additional amounts which are to be credited to the Accounts of Participants who are not "highly compensated employees", as defined in Section 414(q) of the Code and/or the regulations issued thereunder, as additional Matching Employer Contributions so as to

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               assure satisfaction of the discrimination tests of Section
               401(k) of the Code and/or the regulations issued thereunder, as described in Section 5.03 hereof."

         (9) Section 5.03 of Article 5 of the Plan is hereby amended by the addition at the end of said Section 5.03 of the following:

                        "In addition, all Participant contributions made
               pursuant to Code Section 401(k) under one or more plans that are aggregated with the Plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan."

         (10) Section 5.04 of Article 5 of the Plan is hereby amended by the addition at the end of said Section 5.04 of the following:

                        "In addition, all contributions made pursuant to Code
               Section 401(m) under one or more plans that are aggregated with the Plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan."

         (11) Section 5.07 of Article 5 of the Plan is hereby amended by the deletion of the third, fourth and fifth sentences of said Section 5.07 in their entireties and the substitution in lieu thereof of new sentences to read as follows:

         "In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Sections 3.01 and 3.02 hereof shall be distributed to the Participant on whose behalf such contribution was made. In the event of such a distribution, the Account of such Participant shall be debited with the amount of such distribution."

         (12) Section 8.01 of Article 8 of the Plan is hereby amended by the deletion of said Section 8.01 in its entirety and the substitution in lieu thereof of a new Section 8.01 to read as follows:

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                        "8.01  Each Participant, Inactive Participant, Former
               Participant and Beneficiary shall be fully and immediately vested in that portion of his Account which is attributable to any contributions made by him or on his behalf except that portion of his Account which is attributable to Matching Employer Contributions made pursuant to Sections 4.01, 4.02,
               4.10 and 4.11 hereof."

         (13) Section 9.01 of Article 9 of the Plan is hereby amended by the deletion of the fourth paragraph of said Section 9.01 in its entirety and the substitution in lieu thereof of a new paragraph to read as follows:

                        "Notwithstanding the foregoing, if the value of a
               Participant's Account does not exceed and at the time of any prior distribution did not exceed $3,500, distribution shall be made to such Participant in the form of a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date; provided, however, that if such a Participant retires or separates from service during the Pendency of an Initial Public Offering, such a Participant may elect to receive his Vested Interest:

               (a) in a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date, or

               (b) in two distributions, with the value of his account which is not invested in the Company Stock Fund distributed to him as soon as practicable following his retirement or Severance from Service Date, and the value of his Account which is invested in the Company Stock Fund distributed to him as soon as practicable following the end of the Pendency of the Initial Public Offering; or

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               (c)      in a single lump sum distribution as soon as
                        practicable following the end of the Pendency of the Initial Public Offering."

         (14) Section 18.03 of Article 18 of the Plan is hereby amended by the deletion of paragraph (b) of said Section 18.03 in its entirety and the substitution in lieu thereof of a new paragraph (b) to read as follows:

               "(b) A plan, including the Plan, shall be required to be included in an Aggregation Group if it is described
                        in (i) or (ii).   An "Aggregation Group" means--

                        (i) a qualified employee benefit plan of the Employer in which a Key Employee is a participant, and

                        (ii) each other qualified employee benefit plan of the Employer which enables any plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code,

                        including each such plan which terminated during the five (5) year period ending on the Determination Date."

         IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                        RELIANCE ELECTRIC COMPANY
                                        ("Company")

                                        By:  ________________________________


                                        And: ________________________________

85\10226MLA.60N

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